Exhibit 99.1

NEWS RELEASE

Media Contact:
Kathy Stahlman, @Road Public Relations
(415) 333-9991
kstahlman@road-inc.com

SBC Services Selects @Road® Mobile Resource Management Solutions to Optimize
its Field Operations Nationwide

@Road MRM services will be deployed for up to 35,000 SBC field service technicians

Fremont, CA — October 28, 2004 — @Road, Inc. (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, today announced that it has been selected by SBC Services, Inc., a subsidiary of SBC Communications Inc. (NYSE: SBC), to provide mobile resource management solutions for up to 35,000 SBC field service technicians. @Road participated in a competitive RFP process that included an eight-state pilot program.

“We believe that @Road offers the most comprehensive, integrated, scalable, enterprise applications and support services available to the telecommunications industry,” said Krish Panu, president and CEO of @Road. “We are delighted that SBC Services selected @Road to streamline and strengthen its field service operations. We have several customers in the telecommunication sector, but this has the potential to be the largest single-customer deployment of @Road mobile resource management services to-date.”

Examples of @Road GeoManagerSM services include:
•	Remote, real-time updates to work orders, customer records, and payroll and inventory databases
•	Improved dispatching and routing
•	Ability to expedite jobs more efficiently
•	Improved customer service

“The power of mobile resource management comes from having on-demand information about current job status, on-site access to customer information, and the ability to complete inventory records, work orders and customer invoices all at the point of business,” continued Panu. “@Road not only helps companies optimize their field service operations, we also help them empower their mobile workforces to be the most productive they can be.”

About SBC Communications Inc.
 SBC Communications Inc. is a Fortune 50 company whose subsidiaries, operating under the SBC brand, provide a full range of voice, data, networking, e-business, directory publishing and advertising, and related services to businesses, consumers and other telecommunications providers. SBC holds a 60 percent ownership interest in Cingular Wireless, which serves 25 million wireless customers. SBC companies provide high-speed DSL Internet access lines to more American consumers than any other provider and are among the nation’s leading providers of Internet services. SBC companies also now offer satellite TV service. Additional information about SBC and SBC products and services is available at www.sbc.com.

About @Road
 @Road, Inc. (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service, and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to approximately 131,000 mobile workers in North America every day. The company has headquarters in Fremont, CA and secure networked data centers on both U.S. coasts. For more information, visit the @Road Web site at www.road.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Numerous important factors, risks and uncertainties affect the company’s operating results and could cause the company’s actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, @Road, and there can be no assurance that future results will meet expectations, estimates or projections. These factors, risks and uncertainties include, but are not limited to, the ability of @Road to implement the products and deliver the services purchased by SBC Services; the timing of purchasing and implementation decisions by SBC Services; the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-Q dated August 9, 2004, Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of @Road, Inc. The @Road logo and GeoManager are trademarks or service marks of @Road, Inc.